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                                                                    EXHIBIT 99.3

                    CONSENT OF JPI INVESTMENT COMPANY, L.P.

         The undersigned hereby consents to all references to JPI Investment Company, L.P. and its affiliates, including but not limited to JPI Multifamily Investments L.P., in the Registration Statement on Form S-11, including any amendments thereto (each a "Registration Statement"), of Education Realty Trust, Inc., and the prospectus included therein. The undersigned also grants permission to include a copy of this consent as a part of any Registration Statement.



August 31, 2004                        JPI Investment Company, L.P.,
                                       a Texas limited partnership

                                         By: JPI/H Limited Partnership,
                                         a Texas limited partnership,
                                         general partner

                                           By: Carmil II LLC,
                                           a Texas limited liability company,
                                           general partner

                                             By: James W. Morgan, Jr.
                                              Name: James W. Morgan, Jr.
                                              Title: Assistant Vice President